SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 20, 2004

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                             GRAND RAPIDS, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49546
                                   (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800


===============================================================================

Item 5.   Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, dated July 19, 2004 entitled-"WindStor agreement with Mack Trucks, Inc signals start of first Pennsylvania installation". The entire release as follows:


WINDSTOR AGREEMENT WITH MACK TRUCKS, INC SIGNALS START OF FIRST PENNSYLVANIA INSTALLATION

Monday July 19, 11:47 am ET


MIDDLETOWN, PA & BRIGHTON, MI, July 19 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd. (OTC:MKBY.PK - News) has signed an Agreement with Mack Trucks, Inc to perform a wind resource evaluation for a WindStor(SM) configuration at Mack's Middletown PA Remanufacturing Center that could include one or more DERMOND Wind Turbines. WindStor Power Co., a McKenzie Bay subsidiary is proposing to sell electricity to Mack at a fixed rate under a long-term supply arrangement employing jointly owned WindStor equipment. This Agreement represents the initiation and not the conclusion of serious negotiations regarding the contemplated electricity supply arrangement.

Contingent on confirmation of sufficient wind resource being present to result in a favorable pricing structure, WindStor would reduce existing electricity costs while minimizing the impact of future rate increases for grid-supplied electricity.

Upon completion of a site resource analysis, an economic evaluation will be made to the effectiveness of the collective project components. Should studied elements produce positive weight and a favorable outcome is recognized, an invitation will extended to WindStor Power Co to evaluate all Mack corporate North American facilities.

Dedicated to quality, reliability, and total customer satisfaction, Mack Trucks, Inc. has provided its customers with innovative transportation solutions for more than a century. Today, Mack is one of North America's largest producers of heavy-duty trucks, and MACK vehicles are sold and serviced in more than 45 countries worldwide. All Mack manufacturing and development locations are certified under ISO 14001, the international standard for environmental management systems.

Mack is part of the Volvo Group of companies, headquartered in Gothenburg, Sweden. With 2003 sales of approximately $22 billion, Volvo's business areas include heavy trucks, buses, construction equipment, marine and industrial drive systems, aerospace, and financial services. In the US, Volvo shares are NASDAQ listed and traded as ADRs (symbol: VOLVY).

    Contact:  McKenzie Bay International Ltd: info@mckenziebay.com Investor
              Relations: Richard Kaiser - 800-631-8127 (001-757-306-6090) Mack
              Trucks Inc.: Bob Martin, Senior Manager, Communications - 610-709-2670

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of entering the energy production market; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

--------------------------------------------------------------------------------
Source: McKenzie Bay International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:July 20, 2004

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director